Exhibit 10.4

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of January 22, 2010, by and between China Yongxin Pharmaceuticals, Inc. (formerly FreePCSQuote), a Delaware corporation (the “Company”), and the subscribers listed on Schedule I hereto (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, purchase: (i) not less than $350,000 nor more than $1,500,000 of principal amount (“Principal Amount”) of secured  promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”); and (ii) share purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”) (the “Offering”).  The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.         Closing Date.   The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscribers shall purchase and the Company shall sell to Subscribers the Notes and Warrants as described in Section 2 of this Agreement.  The transactions contemplated herein may be conducted in one or more closings until the maximum Principal Amount has been subscribed for, on such dates as mutually agreed between the Company and subsequent Subscribers, with each such closing date referred to as a “Closing Date” hereunder.

2.         Notes and Warrants.

(a)          Notes.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase from the Company, and the Company shall sell to each such Subscriber a Note in the Principal Amount set forth on Schedule I hereto for each such Subscriber’s Purchase Price indicated thereon.

 (b)         Warrants.  On the Closing Date, the Company will issue and deliver the Warrants to the Subscribers.  Warrants to purchase five Shares will be issued for each one dollar of Purchase Price as set forth on Schedule I.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be the lesser of $0.50, or 110% of the average closing bid price of the Common Stock as reported by Bloomberg L.P. for the Principal Market as defined in Section 9(b) for the five (5) trading days immediately preceding the Closing Date, subject to reduction as described in the Warrants.  The Warrants shall be exercisable until three years after the Closing Date.

(c)           Allocation of Purchase Price.   The Purchase Price will be allocated by each Subscriber, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.

3.         Security Interest.   Subject to agreed upon exclusions, the Subscribers will be granted a security interest in the assets of the Company including ownership of the Subsidiaries, and in the assets of the Subsidiaries, which security interest will be memorialized in a “Security Agreement,” a form of which is annexed hereto asExhibit D.   The Subsidiaries will guaranty the Company’s obligations under the Transaction Documents as defined in Section 5(c).   Such guaranties will be memorialized in a “Subsidiary Guaranty”, the form of which is annexed hereto as Exhibit E.  The holders, identified on Schedule 3 hereto (“Pledgors”), of the Company’s outstanding Common Stock (the “Pledged Stock”) will pledge the Pledged Stock as set forth on Schedule 3, as further security for the Company’s obligations.  The pledge will be memorialized in a “Stock Pledge Agreement”, the form of which is annexed hereto as Exhibit F.   The Company will acknowledge the appointment of a collateral agent (the “Collateral Agent”) to act on behalf of the Subscribers as memorialized in a “Collateral Agent Agreement”, a form of which is annexed hereto as Exhibit G. The Company, Subsidiaries and Pledgors will execute such other agreements, documents and financing statements reasonably requested by the Subscribers and Collateral Agent, which may be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers. The Company will also execute all such documents reasonably necessary in the opinion of the Subscribers and Collateral Agent to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Subscribers and Collateral Agent.

4.         Subscriber Representations and Warranties.  Each of the Subscribers hereby represents and warrants to and agrees with the Company with respect only to such Subscriber that:

(a)          Organization and Standing of the Subscriber.  Subscriber, to the extent applicable, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)          Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Note and Warrants being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Subscriber or its Board of Directors or stockholders, if applicable, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and when delivered by Subscriber and constitute, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

 (c)         No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)          Information on Company.   Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's filings made with the Commission through the fifth business day preceding the Closing Date (hereinafter referred to collectively as the "Reports").  In addition, Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the "Other Written Information"), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)          Information on Subscriber.   Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule I hereto regarding Subscriber is accurate.

(f)           Purchase of Notes  and Warrants.  On the Closing Date, Subscriber will purchase a Note and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)          Compliance with Securities Act.   Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless  the Securities are registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h)          Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(i)           Notes and Warrants Legend.  The Notes and Warrants shall bear the following legend:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE –OR-EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(j)           Communication of Offer.  The offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)          Restricted Securities.   Subscriber understands that the Securities have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)           No Governmental Review.  Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)         Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(n)          Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.         Company Representations and Warranties.  Except as set forth in the Schedules, the Company represents and warrants to and agrees with each Subscriber that:

(a)          Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 40% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s all other ownership interests therein are set forth on Schedule 5(a). The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a).  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.  The Company further represents that the Subsidiaries have not been known by any other names for the prior five years.

(b)          Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)          Authority; Enforceability.  This Agreement, the Notes, Warrants, Security Agreement, Subsidiary Guaranty, Stock Pledge Agreement, Collateral Agent Agreement, the Escrow Agreement, and any other agreements required to be delivered pursuant to this Agreement (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company, Subsidiaries and Pledgors, as the case may be, and are valid and binding agreements of the Company, Subsidiaries and Pledgors, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company, Subsidiaries and Pledgors, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)          Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock.

(e)          Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries, Pledgors, or any of their Affiliates, OTC Bulletin Board (“Bulletin Board”), any other Principal Market, or the Company's stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company, Subsidiaries and Pledgors of their obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder has been approved by the Company’s Board of Directors in accordance with the Company’s Certificate of Incorporation and applicable law.  Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law. Under the Regulations on the Acquisitions by Foreign Investors of Domestic Enterprises jointly promulgated by the PRC Ministry of Commerce (“MOFCOM”), the China Securities Regulatory Commission (“CSRC”), the State Owned Assets Supervision and Management Commission, the General Administration of Taxation and the State Administration of Foreign Exchange in effect on the Closing Date, neither the Company nor any Subsidiary is required, as of the date of this Agreement and as of the Closing, to obtain any approvals of the CSRC in connection with the transactions contemplated by the Transaction Documents. No further approval by, or registration or filing with State Administration of Foreign Exchange (“SAFE”) other than typical SAFE foreign exchange processing procedural registrations are expressly required under the current effective and applicable governing regulations for matters including but not limited to the payment by any Subsidiary of dividends to the Company in foreign currency, such as U.S. Dollars. The Company has or will have obtained or made all necessary consents, approvals, registrations and filings with relevant governmental authorities in the PRC on or before the Closing Date in accordance with the then effective and applicable PRC regulations to complete the transactions contemplated in the Transaction Documents, except as would not have a Material Adverse Effect.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of Subscribers as described herein; or

(iii)         result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)         result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)          have been, or will be, duly and validly authorized and on the dates of issuance, conversion or exercise, as the case may be, of the Notes, Warrants, Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Notes, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)         will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(iv)         will not subject the holders thereof to personal liability by reason of being such holders; and

(v)         assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)          Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           Reserved.

(j)           Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since December 31, 2008 and except as disclosed in the Reports or modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)          Solvency.  Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) to the Company’s best knowledge, the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)           Defaults.  The Company is not in violation of its articles of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)         No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)          No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)          No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since December 31, 2008 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 5(o).

(p)          No Undisclosed Events or Circumstances.  Since December 31, 2008, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)          Banking.  Schedule 5(q) contains a list of all financial institutions at which the Company and Subsidiaries maintain deposit, checking and other accounts. The list includes the accurate addresses of such financial institutions and account numbers of such accounts.

(r)           Dilution.   The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(s)          No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.  The Company’s regularly engaged auditors and contact information are set forth on Schedule 5(s).

(t)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u)          Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(v)          Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the Closing Date, the Company is not a “shell company” nor a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(w)         Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol CYXN.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation and (ii) the Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(x)           DTC Status.   The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

(y)          Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p), (q), (s), (t) and (u) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company and its predecessors and successors.

(z)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(AA)       Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.         Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.  A form of the legal opinion is annexed hereto as Exhibit H.  The Company will provide, at the Company's expense, to the Subscribers, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Notes, Warrants, Conversion Shares and Warrant Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

7.1.          Conversion of Notes.

(a)          Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel if necessary, to assure that the Company's transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h).  If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely if such sale is pursuant to Rule 144(b)(1)(i) of the 1933 Act, provided that Subscriber delivers reasonably requested representations in support of such opinion.

(b)          Each Subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within three (3) business days after the Conversion Date (such third day being the "Delivery Date").  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber.   A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.

(c)          The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof later than the Delivery Date could result in economic loss to the Subscribers.  As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, so long as such notice is received prior to Subscriber’s actual receipt of the Conversion Shares, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

7.2.           Mandatory Redemption at Subscriber’s Election.  In the event (i) the Company is prohibited from issuing Conversion Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note, this Agreement or any other Transaction Document), that continues for more than thirty (30) business days, (iii) a Change in Control (as defined below), or (iv) of the liquidation, dissolution or winding up of the Company or any Subsidiary, then at the Subscriber's election, the Company must pay to each Subscriber not later than ten (10) business days after request by such Subscriber, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by 115%, plus accrued but unpaid interest and any other amounts due under the Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Conversion Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.  The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received.  Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by such Subscriber shall be credited against the Mandatory Redemption Payment.  For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company  becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company or its Subsidiaries, or (iii) a majority of the members of the Company’s board of directors as of the Closing Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements or with the prior written consent of the Subscribers.

7.3.          Maximum Conversion.  A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  Subscriber shall notify Company if any conversion less than 4.99% of the outstanding shares of Common Stock will cause an issuance of Conversion Shares that breaches the prior sentence and the Company shall be deemed not to have breached the covenant of the prior sentence if it does not receive such notice.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.4.      Injunction Posting of Bond.  In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that Subscriber or any one associated or affiliated with Subscriber has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of Subscriber equal to the greater of (i) 120% of the outstanding principal and accrued but unpaid interest of the Note, and the aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, or (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Conversion Shares issuable upon conversion of the Note, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

7.5.      Buy-In.   In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

7.6.      Redemption.    The Note shall not be redeemable or callable by the Company, except as described in the Note.

8.         Fees.

(a)          Broker’s Commission.  The Company on the one hand, and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees other than other than StreetCapital Corp. (“Broker”) on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.  The Company agrees that it will pay the Broker the fees set forth on Schedule 8(a) hereto (“Broker’s Fees”).  The Company represents that to the best of its knowledge there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement except the Broker.

(b)          Collateral Agent Fee.   Upon Closing, the Company will pay the Collateral Agent the fee designated in the Collateral Agent Agreement (“Collateral Agent Fee”).  Such fee will be paid out of the funds held pursuant to the Escrow Agreement.

(c)          Subscriber’s Legal Fees.   The Company shall pay to Grushko & Mittman, P.C., a cash fee of $20,000 (“Legal Fees”) of which $2,490 has been received, as reimbursement for services rendered in connection with the transactions described in the Transaction Documents. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing by Subscribers for all lien searches, filing fees, and reasonable printing and shipping costs for the closing statements to be delivered to Subscribers.

9.         Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)          Stop Orders.  Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)          Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)          Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)          Filing Requirements.  From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) the Notes and Warrants are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Subscribers promptly after such filing.

(e)          Use of Proceeds.   The proceeds of the Offering will be substantially employed by the Company for the purposes set forth onSchedule 9(e) hereto.  Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.  For so long as any Note is outstanding, the Company will not prepay any financing related debt obligations, except equipment payments, nor redeem any equity instruments of the Company without the prior consent of the Subscribers.

(f)           Reservation.   Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 130% of the amount of Common Stock necessary to allow Subscribers to be able to convert the entire Notes and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”).   Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes.  Without waiving the foregoing requirement, if at any time Notes and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Note principal and interest at the conversion price in effect on every such date and 100% of the Warrant Shares issuable upon exercise of outstanding Warrants (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen business days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than three days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)          DTC Program.  At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)          Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)           Insurance.  From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(k)          Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)           Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value. Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and Subsidiaries, which schedule includes but is not limited to patents, patents pending, patent applications, trademarks, tradenames, service marks and copyrights.

(m)         Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(n)          Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law and then only upon not less than three days prior notice to Subscribers.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Offering not later than the second (2nd) business day after the Closing Date.  Prior to the filing date of such Form 8-K, a draft in the final form will be provided to Subscribers for Subscribers’ review and reasonable approval.  In the Form 8-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Conversion Shares or Warrants are held by Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within one business day after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted three (3) business days to notify the Company that Subscriber elects not to receive such information.   In the case that Subscriber elects not to receive such information, the Company will not deliver such information to Subscribers.  If the Subscriber does not provide any affirmative election, it will be deemed as an election to receive such information.  In the absence of any such Company indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(o)          Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide a Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above.  The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.  The Company agrees that any information known to Subscriber not already made public by the Company, may be made public and disclosed by the Subscriber.

(p)          Negative Covenants.   So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:  (A) the Excepted Issuances (as defined in Section 12 hereof), and (B) Permitted Liens (as defined in the Security Agreement);

(ii)          amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers (an increase in the amount of authorized shares, name change, transactions solely to change of domicile of the Company, or a change in capitalization such as a forward or reverse stock split which applies evenly to all holders of capital stock, will not be deemed adverse to the rights of the Subscribers);

(iii)         repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)         engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary, or fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company or (iv) other transactions disclosed on the Reports; or

(v)         prepay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations (except with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses).

(q)          Reserved.

(r)           Seniority.   Except for Permitted Liens, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such assets or payment, nor issue or incur any debt not in the ordinary course of business.

(s)          Notices.   For so long as the Subscribers hold any Notes or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)           Transactions With Insiders.  So long as the Notes are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual; provided that this provision shall not restrict the Company or Subsidiary from amending or modifying any existing agreement or transaction for the benefit of the Company or Subsidiary (e.g. extension of maturity date).  “Affiliate” for purposes of this Section 9(u) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(u)          Lockup Agreement.   The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable lockup agreements (“Lockup Agreement”) in the forms annexed hereto as Exhibit I and Exhibit J, with the persons identified on Schedule 9(u) with respect to the Common Stock identified on Schedule 9(u).

(v)          No Change in Transfer Agent.  So long as the Notes are outstanding, the Company shall not take any action to cause a change in the Company’s transfer agent of record, without prior written consent to take such action from the Collateral Agent.

10.       Covenants of the Company Regarding Indemnification.  The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal stockholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

11.       Unlegended Shares and 144 Sales.

(a)          Delivery of Unlegended Shares.  Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)          DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)          Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 115% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)          Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)          Buy-In.   In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(f)           144 Default.   At any time commencing six months after the Closing Date, in the event the Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates, or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default but no more than 30% of such purchase price.  Liquidated Damages shall not be payable pursuant to this Section 11(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.          (a)          Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants for compensation pursuant to plans approved by the independent members of the Company’s board of directors, or if there are no independent members, approved by the board of directors as a whole, provided the holders thereof are not granted registration or registration rights, and which, in the aggregate, do not exceed 10,000,000 shares of Common Stock, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms disclosed in the Reports or described on Schedule 12(a), (v) as a result of the conversion of Notes which are granted or issued pursuant to this Agreement, and (vi) the Company’s issuance of securities in connection with stock dividends, stock splits, or similar events (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Notes are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the Subscribers, then the Conversion Price shall automatically be reduced to such other lower price. The average Conversion Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.  Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance.  The rights of Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, Warrants any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(b)          Maximum Exercise of Rights.   In the event the exercise of the rights described in Section 12(a) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to Subscribers calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to Subscribers will be deferred in whole or in part until such time as Subscribers are able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement and notifies the Company accordingly.

13.          Miscellaneous.

(a)          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: China Yongxin Pharmaceuticals, Inc., 927 Canada Court, City of Industry, CA 91748, Attn: Yongxin Liu, CEO, facsimile: (626) 581-9138, with a copy to: Richardson & Patel, LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, Attn: Ryan Hong, Esq., facsimile: (310) 208-1154, (ii) if to the Subscribers, to: the addresses and fax numbers indicated on Schedule I hereto, with an additional copy by fax only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, facsimile: (212) 697-3575, and (iii) if to the Broker, to: StreetCapital Corp., 300 Colonial Center Parkway, Suite 260, Roswell, GA 30076, Attn: Vince Sbarra, facsimile: (678) 353-2188.

(b)          Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)          Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)          Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)          Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)          Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 13(g).

(h)          Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Consent.   As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “consent of the Subscribers” or similar language means the consent of holders of not less than 75% of the outstanding principal amount of the Notes on the date consent is requested (such amount being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)          Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)         Maximum Liability.   In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n)          Independent Nature of Subscribers.    The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)          Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA YONGXIN PHARMACEUTICALS, INC., a Delaware corporation

By:
Name: Yongxin Liu
Title: Chief Executive Officer

Dated: January ___, 2010

SUBSCRIBER	PRINCIPAL AMOUNT	WARRANTS

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note (Included as separate document filed with the SEC)

Exhibit B	Form of Warrant (Included as separate document filed with the SEC)

Exhibit C	Escrow Agreement (Included as separate document filed with the SEC)

Exhibit D	Form of Security Agreement (Included as separate document filed with the SEC)

Exhibit E	Form of Subsidiary Guaranty (Included as separate document filed with the SEC)

Exhibit F	Form of Stock Pledge Agreement (Included as separate document filed with the SEC)

Exhibit G	Collateral Agent Agreement (Included as separate document filed with the SEC)

Exhibit H	Form of Legal Opinion

Exhibit I	Form of Lockup Agreement (Included as separate document filed with the SEC)

Exhibit J	Form of Leakout Agreement from Umesh Patel (Included as separate document filed with the SEC)

Schedule I	List of Subscribers

Schedule 3	Pledgors and Pledged Stock

Schedule 5(a)	Subsidiaries

Schedule 5(d)	Capitalization and Additional Issuances

Schedule 5(o)	Undisclosed Liabilities

Schedule 5(q)	Banking

Schedule 5(s)	Auditors

Schedule 5(x)	Transfer Agent

Schedule 8(a)	Broker’s Commission

Schedule 9(e)	Use of Proceeds

Schedule 9(l)	Intellectual Property

Schedule 9(u)	Lockup Providers

Schedule 12(a)	Excepted Issuances

EXHIBIT H

To the Subscribers identified on Schedule A hereto:

Re:         China Yongxin Pharmaceuticals, Inc. $1,500,000 Note and Warrant Financing

We have acted as counsel to China Yongxin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of secured promissory notes in the principal amount of up to $1,500,000 (the “Notes”), and common stock purchase warrants (“Warrants”) to the Subscribers identified on Schedule A hereto (each a “Subscriber”), in the amounts designated thereon, for an aggregate purchase price of up to $1,500,000 pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”) as set forth in Regulation D (“Regulation D”) promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the subscription agreement (the “Agreement”) by and between the Company and Subscriber entered into at or about the date hereof.  The Agreement, and the agreements described below are sometimes hereinafter referred to collectively as the “Documents”.

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof.  As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and each Subscriber pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below.  We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)	Bylaws of the Company;
(b)	Certificate of Incorporation of the Company, as amended;
(c)	Collateral Agent Agreement;
(d)	Escrow Agreement;
(e)	Form of Agreement;
(f)	Form of Common Stock Purchase Warrant (the “Warrants”);
(g)	Form of Note;
(h)	Resolutions of the Company’s Board of Directors, including unanimous Board of Directors approval of the Documents, a copy of which is annexed hereto;
(i)	Security Agreement;
(j)	Stock Pledge Agreement;
(k)	Subsidiary Guaranty;
(l)	Form of Lockup Agreement with certain Company shareholders; and
(m)	Leakout Agreement between the Company and Umesh Patel dated 1/15/2010.

In rendering this opinion, we have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by the Subscribers, and the legal, valid and binding effect thereof on the Subscribers; and (g) that the Company and the Subscribers will act in accordance with their respective representations and warranties as set forth in the Documents.  In rendering this opinion, we also have assumed, with your permission, (A) that the representations and warranties made in the Agreement by you are true and correct; (B) that any wire transfers, drafts or checks tendered by you will be honored; and (C) if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes.

We are members of the bar of the State of California.  Our opinions hereafter expressed are limited to the General Corporation Law of the State of California and Federal law, and we express no opinion as to the laws of any other jurisdiction.  We express no opinion with respect to the effect or application of any other laws.  To the extent the Documents provide that they are to be governed by the laws of any jurisdiction other than the State of California, our opinions regarding the Documents are being rendered, with your concurrence, as if only the internal laws of the State of California were applicable thereto, notwithstanding the governing law provisions of the Documents to the contrary.  Furthermore, we invite your attention to the fact that the Documents state that they are governed by the laws of the State of New York, that one or more Subscribers may have a mailing address in certain foreign jurisdictions, and that the Company has wholly owned subsidiaries located in the People’s Republic of China (PRC) (each, a “Subsidiary” and collectively, the “Subsidiaries”).  We have made no investigation of laws in New York, the PRC or any other foreign jurisdiction. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

As used in this opinion letter, the expression “we are not aware” or the phrase “to our knowledge,” or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of the Chief Executive Officer of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter.  Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than the Chief Executive Officer.

1.           The Company and each Subsidiary is duly incorporated, validly existing and in good standing in the jurisdictions of their formation; have qualified to do business in each state and jurisdiction where required unless the failure to do so would not have a material impact on their operations; and have the requisite corporate power and authority to conduct their businesses, and to own, lease and operate their properties.

2.           The Company and each Subsidiary has the requisite corporate power and authority to execute, deliver and perform its obligations under the Documents.  The Documents, and the issuance of the Notes, and Warrants and the reservation and issuance of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been (a) duly approved by the Board of Directors of the Company and each Subsidiary, as required, and (b) the Securities, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

3.           The execution, delivery and performance of the Documents by the Company and each Subsidiary and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a)           Violate the provisions of the Certificate of Incorporation or bylaws of the Company or each Subsidiary; or

(b)           To the best of counsel's knowledge, violate any judgment, decree, order or award of any court binding upon the Company or each Subsidiary.

4.           The Documents constitute the valid and legally binding obligations of the Company and each Subsidiary and are enforceable against the Company and each Subsidiary in accordance with their respective terms.

5.           The Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

6.           The holders of the Securities will not be subject to the provisions of the anti-takeover statutes of Delaware.

7.           The Company and each Subsidiary has either obtained the approval of the transactions described in the Documents from its Principal Market and stockholders, or no such approval is required.

8.           The Subscriber has been granted valid security interests in the Collateral and Pledged Stock (as defined in the Security Agreement and Stock Pledge Agreement, respectively) pursuant to the Documents, enforceable against the Company, and each Subsidiary and each Pledgor in accordance with their respective terms and provisions, and to the extent such security interest may be perfected under the Uniform Commercial Code by the filing of financing statements, then upon the due and timely filing of Uniform Commercial Code financing statements respecting the Company, with the Secretary of State of the State of Delaware, those security interests will be perfected in such Collateral to the extent described in those statements and the Security Agreement.

9.           The Company, Subsidiaries and their Boards of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s and Subsidiaries’ Certificate of Incorporation (or similar charter documents) or the laws of their respective jurisdictions of incorporation that is or could become applicable to the Subscriber as a result of the Subscriber, the Company and Subsidiaries fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the Company’s issuance of the Notes, Warrants and Common Stock issuable upon conversion of the Notes and exercise of the Warrants and the Subscriber’ ownership of the Notes, Warrants and Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A.          The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B.          Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

C.          For purposes of this opinion, we are assuming that the Subscribers have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Documents, and we are assuming that the representations and warranties made by each Subscriber in the Documents and pursuant thereto are true and correct.

D.         The legality, validity, binding nature and enforceability of the Company’s obligations under the Documents may be subject to or limited by (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California or other state court decisions and statutes which indicate that provisions of the Documents which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

E.          We express no opinion as to the Company’s or this transaction’s compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations, or the Exon-Florio Amendment, or usury laws.

F.          We express no opinion concerning the past, present or future fair market value of any securities.

G.          With respect to our opinions, we have assumed full disclosure to the Subscribers of all material facts and, with respect to performance by the Company of its obligations under the Documents, compliance by the Company at such time with the requirements to file documents pursuant to Exchange Act of 1934 (the “Exchange Act”), with applicable state securities laws and with any rules, regulations or pronouncements issued or promulgated pursuant to such laws.

H.          We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party’s liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law.  In this regard, we advise you that in the opinion of the Securities and Exchange Commission, indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

I.           We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing.  In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

J.           The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies.

K.          Any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Documents.

L.          The effect of any governing state law, federal law or equitable principles which limit the amount of attorneys’ fees that can be recovered under certain circumstances.

M.         We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that (i) further issuances which may be integrated with the Closing may include Subscribers that do not meet the definition of “accredited investors” under Rule 501 of Regulation D and equivalent definitions under state securities or “blue sky” laws and (ii) to the extent that notwithstanding its reservation of shares the Company may issue an excessive number of shares of Common Stock such that there are insufficient remaining authorized but unissued shares of Common Stock for the conversion of the Notes.  For purposes of our opinion in paragraph 6, we note that stockholder approval is required in order to amend the Company’s Certificate of Incorporation to increase the authorized number of shares that can be issued by the Company.  We express no opinion as to whether the Company will or will not obtain stockholder approval for this purpose.

N.          With respect to our opinion in Paragraph 1 that the Company is duly incorporated, validly existing under the laws of the state of its incorporation, is in good standing in its jurisdiction of incorporation, we have relied solely upon written representations made to us in a certificate furnished by the Chief Executive Officer of the Company and the certificates of public officials including a certificate of good standing issued by the Delaware Secretary of State, dated January 22, 2010 attesting to the Company’s good standing in such jurisdiction.

O.          This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent.  We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

Richardson & Patel LLP

SCHEDULE A TO LEGAL OPINION

First Financing (January 22, 2010)

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Excalibur Special Opportunities LP	$300,000.00	1,500,000
Dana Katzenmeier	$50,000.00	250,000
Fourth Street Holdings, LP	$100,000.00	500,000
Robert B. Prag	$100,000.00	500,000
Peter B. Tentler	$50,000.00	250,000
Richardson & Patel LLP	$100,000.00	500,000

TOTAL	$700,000.00	3,500,000

 Second Financing (March 4, 2010)

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Marc Freeman	$75,000.00	15,000
Paul T. Mannion Jr.	$25,000.00	5,000
Linda Hecter	$25,000.00	5,000
TOTAL	$125,000.00	25,000

First Financing (May 3, 2010)

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Excalibur Special Opportunities LP	$100,000.00	500,000
Dana Katzenmeier	$25,000.00	125,000
Fourth Street Holdings, LP	$40,000.00	200,000
Robert B. Prag	$50,000.00	250,000
Peter B. Tentler	$25,000.00	125,000
Paul T. Mannion Jr.	$10,000.00	50,000
TOTAL	$250,000.00	1,250,000

SCHEDULE I

Schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K

The Subscription Agreements dated January 22, 2010, are substantially identical in all material respects except as to the subscribers, the note principal amount and the number of shares for which warrant can be exercised.

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Excalibur Special Opportunities LP	$300,000.00	1,500,000
Dana Katzenmeier	$50,000.00	250,000
Fourth Street Holdings, LP	$100,000.00	500,000
Robert B. Prag	$100,000.00	500,000
Peter B. Tentler	$50,000.00	250,000
Richardson & Patel LLP	$100,000.00	500,000

TOTAL	$700,000.00	3,500,000

The Subscription Agreements dated March 4, 2010, are substantially identical in all material respects except as to the subscribers, the note principal amount and the number of shares for which warrant can be exercised.

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Marc Freeman	$75,000.00	15,000
Paul T. Mannion Jr.	$25,000.00	5,000
Linda Hecter	$25,000.00	5,000
TOTAL	$125,000.00	25,000

The Subscription Agreements dated May 3, 2010, are substantially identical in all material respects except as to the subscribers, the note principal amount and the number of shares for which warrant can be exercised.

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Excalibur Special Opportunities LP	$100,000.00	500,000
Dana Katzenmeier	$25,000.00	125,000
Fourth Street Holdings, LP	$40,000.00	200,000
Robert B. Prag	$50,000.00	250,000
Peter B. Tentler	$25,000.00	125,000
Paul T. Mannion Jr.	$10,000.00	50,000
TOTAL	$250,000.00	1,250,000

The text of the Subscription Agreements is incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2010.

Schedule 3

(Pledgors and Pledged Stock)

Pledgors	Pledged Stock

MISALA HOLDINGS INC. (BVI)	12,000,000 shares of common stock

BOOM DAY INVESTMENTS LTD. (BVI)	7,999,998 shares of common stock
5,400,000 shares of common stock

PERFECT SUM INVESTMENTS LTD (BVI)	1,200,000 shares of common stock

Schedule 5(a)

(Subsidiaries)

Changchun Yongxin Dirui Medical Co., Ltd., a company organized under the laws of the People’s Republic of China

Jilin Province Yongxin Chain Drugstore Ltd., a company organized under the laws of the People’s Republic of China

Jilin Dingjian Natural & Health Products Co., Ltd., a company organized under the laws of the People’s Republic of China

Tianjin Jingyongxin Chain Drugstore Ltd., a company organized under the laws of the People’s Republic of China

Baishan Caoantang Chain Drugstore Ltd., a company organized under the laws of the People’s Republic of China

Digital Learning Institute Inc., a Delaware corporation

Software Education of America, Inc., a California corporation

McKinley Educational Services, Inc., a California corporation

Digital Knowledge Works, Inc., a Delaware corporation

Coursemate, Inc., a California corporation.

Schedule 5(d)

(Capitalization and Additional Issuances)

Common Stock

Authorized: 75,000,000 shares
Issued and Outstanding:  56,448,923 shares

Preferred Stock

Authorized: 5,000,000 shares
Issued and Outstanding:  1,666,667 shares

Schedule 5(o)

(Undisclosed Liabilities)

Even though the $219,000 judgment in relation to a legal proceeding called Wells Fargo Bank. N.A. v. Software Education for America Inc. has been previously disclosed, the Subscribers are advised that the Company contemplates settling the judgment at a later time by issuance of corporate stock, but it is still subject to negotiation.

Schedule 5(q)

(Banking Information)

Bank	Bank Address

Changchun Yongxin Dirui Medical Co., Ltd.
ICBC, branch of Changchun Development District	1 Shen Zhen St., Changchun

Jilin Province Yongxin Chain Drugstore Ltd.
Bank of Jilin, branch of Gaoxin Development District	3258 Gui Gu Blvd., Gao Xin District, Changchun

Tianjin Jinyongxin Charin Drugstore Ltd.
Agricultural Bank of China, branch of West Bing Shui Blvd.	26 W Bing Shui Blvd., Nan Kai District, Changchun

Baishan Caoantang Chain Drugstore Ltd.
ICBC, branch of Ba Dao Jiang	47 Hun Jiang Blvd., Changchun

Jilin Dingjian Natural & Health Products Co., Ltd.
ICBC, branch of Changchun Development District	1 Shen Zhen St., Changchun

Schedule 5(s)

(Auditors)

Kabani & Company Inc.
6033 West Century Boulevard
Los Angeles, CA 90045-6410
(310) 410-0371

Schedule 5(x)

(Transfer Agent)

Joanna DiBella
Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite 240
Las Vegas, NV 89119
Email: joanna@pacificstocktransfer.com
Telephone: 702-361-3033
Fax: 702-433-1979
Web:  www.pacificstocktransfer.com

Schedule 8(a)

(Broker’s Commission)

BROKER:	STREETCAPITAL CORP.
300 Colonial Center Parkway, Suite 260
Roswell, GA 30076
Attn: Vince Sbarra
Fax: (678) 353-2188

The total amount of compensation to the Broker in connection with the Closing of the Offering shall be as follows:

Cash Fee.   The Company agrees that it will pay the Broker, on the Closing Date a fee of eight percent (8%) of the Purchase Price (“Broker’s Cash Fee”).  The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Broker.

Warrant Exercise Compensation.  The Broker will also be paid by the Company four percent (4%) of the cash proceeds received by the Company from exercise of the Warrants (“Warrant Exercise Compensation”), upon receipt of such proceeds.

Broker’s Warrants.  On the Closing Date, the Company will issue to the Broker a warrant for the purchase of up to 225,000 shares of common stock (or an amount equal to 3% of the total number of shares of common stock into which the Notes are convertible at the Closing Date, if less) of the Company with an exercise price of $0.50 per share (“Broker’s Warrant”).  The Broker’s Warrant will be similar to and carrying the same rights as the Warrants issuable to the Subscribers except that Warrant Exercise Compensation will not be payable in connection with such Broker’s Warrant.

The Broker agrees to execute and deliver to the Company written representations, warranties and covenants which are reasonably acceptable to the Company and substantially similar to those made by the Subscribers in the Agreement, in connection with the Broker’s acquisition of the Broker’s Warrants.

Schedule 9(e)

(Use of Proceeds)

The use of proceeds shall include, but not limited to, the following:  auditing expenses, legal fees, operating expenses, payment for suppliers, and general working capital.

Schedule 9(l)

(Intellectual Property)

Type	Name	Category Number and Description	Issued By	Duration	Description
Trademark	朗莱孚 Longlife
5 (Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides)
			Trademark Administration of the National Administration of Industry and Commerce (the “PRC Trademark Bureau”)	May 16, 2007 to May 16, 2017 (10 years)	Logo, brand name used in our products Registration No.: ZC5747465SL

Trademark	姿諾Zinuo	3 (Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices)	PRC Trademark Bureau	May 16, 2007 to May 16, 2017 (10 years)	Logo, brand name used in our products Registration No.: ZC5747467SL

Trademark	永新堂 Yongxintang
5 (Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides)
			PRC Trademark Bureau	October 10, 2007 to October 10, 2017 (10 years)	Logo, brand name used in our products Registration No.: ZC6205067SL
Trademark	永新堂 Yongxintang	29 (Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats)	PRC Trademark Bureau	October 10, 2007 to October 10, 2017 (10 years)	Logo, brand name used in our products Registration No.: ZC6205065SL

Trademark	永新堂 Yongxintang
30 (Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice)
			PRC Trademark Bureau	October 10, 2007 to October 10, 2017 (10 years)	Logo, brand name used in our products Registration No.: ZC6205066SL

Trademark	永新堂 Yongxintang	32 (Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages)	PRC Trademark Bureau	October 10, 2007 to October 10, 2017 (10 years)	Logo, brand name used in our products Registration No.: ZC6205064SL

Trademark	永新堂 Yongxintang	33 (Alcoholic beverages (except beers))	PRC Trademark Bureau	October 10, 2007 to October 10, 2017 (10 years)	Logo, brand name used in our products Registration No.: ZC6205063SL

Trademark	高麗元Gaoliyuan
30 (Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice)
			PRC Trademark Bureau	October 25, 2006 to October 25, 2016 (10 years)	Logo, brand name used in our products Registration No.: ZC5410005SL

Schedule 9(u)

(Lockup Providers)

Misala Holdings Inc. (BVI)	12,000,000 shares of common stock
Yongxin Liu

Boom Day Investments Ltd. (BVI)	7, 999,998 shares of common stock; and
Yongkui Liu	5,400,000 shares of common stock

Perfect Sum Investments Ltd. (BVI)	1,200,000 shares of common stock
Yongmei Wang (spouse of Yongkui Liu)

Accord Success Ltd. (BVI)	5,400,000 shares of common stock

Full Spring Group Ltd. (BVI)	1,800,000 shares of common stock

Umesh Patel	2,638,099 shares of common stock
(Mr. Patel is signing an agreement that permits the sale of a limited number of shares in the form attached as Exhibit J)

Schedule 12(a)

(Excepted Issuances)

On the Closing Date, Richardson & Patel LLP (counsel to the Company) is converting $100,000 in past legal fees into notes and warrants on the same terms as the Subscribers under the Subscription Agreement dated January 22, 2010.